Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, September 6, 2022

UFP Industries Announces Personnel Change to Focus on Innovation
- Allen Peters Named Executive Vice President of Innovation -

GRAND RAPIDS, Mich., Tuesday, September 6, 2022 – UFP Industries (Nasdaq: UFPI) today announced the appointment of Allen Peters to executive vice president of innovation, effective January 1, 2023. Allen’s new duties will include leading UFP’s Innovation Accelerator and Innov8 Fund teams. He will also use his unique experience as president of UFP Retail Solutions to drive the ambitious new products and technology push necessary for rapid iterative changes through the organization.

“After 24 years of managing operations and sales, I am excited to use my experience to discover new opportunities and execute the strategies of our innovation teams,” said Allen. “I am ready to help shape the next waves of ‘big things’ coming into UFP, and there is no better place to do that than from the helm of our innovation teams.”

As part of his new responsibilities, Allen will continue to collaborate on key strategies in the E-commerce/distribution/fulfillment spaces.

“Allen has excelled at each assignment he has undertaken for UFP, and I believe this new role is a perfect match for his skills,” said CEO Matthew J. Missad. “I look forward to seeing his innovation-focused commitment to UFP bear fruit in the coming years. With our promote-from-within culture, this change will create a positive domino effect within the organization, and I’m excited to see the growth opportunities that will arise for our teammates.”

The search for a new president of UFP Retail Solutions is underway, with the successor expected to be named by the end of September. To ensure a smooth transition for UFP Retail Solutions, Allen will continue in his current role while working closely with his replacement until the end of 2022.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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